                        EXHIBIT 14 (i)

               Independent Auditors' Consent

The Board of Directors
Oppenheimer Value Fund, a series of Oppenheimer Series
Fund, Inc.:

We consent to the use of or  incorporation  by  reference in this  Registration  Statement of  Oppenheimer  Value Fund on
Form N-14 of our reports  dated  November 21, 2002  relating
to  the  financial   statements  and  financial   highlights
appearing  in the  October  31,  2002  Annual  Report to the
Shareholders of Oppenheimer Value Fund.

                                    -------------------------
                                    KPMG LLP

Denver, Colorado
September __, 2003

525-375_Ex14(i)KPMGConsent_Initial_081103.doc